UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2007

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, 4th Floor	10019
(Address of principal executive offices)	(Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, the Board of Directors of Manhattan Pharmaceuticals, Inc. (the “Company”) adopted a new compensation plan applicable to the Company’s non-employee directors. A summary of the terms of the plan is attached to this report and incorporated by reference herein as Exhibit 10.1. In accordance with the terms of such plan, each non-employee director was awarded a 10-year stock option to purchase 50,000 shares of the Company’s common stock, which shares are exercisable at a price equal to $0.72, the closing sale price of the Company’s common stock on January 30, 2007. The options were issued pursuant to the Company’s 2003 Stock Option Plan (the “2003 Plan”).

Additionally, on January 30, 2007, the Company’s non-employee directors agreed to accept an aggregate of 27,776 shares of the Company’s common stock, each valued at $0.72 per share (the closing sale price of the common stock on such date), in lieu of receiving $20,000 in aggregate cash fees owed to such directors for their 2006 service. Such shares were issued pursuant to the 2003 Plan. The table below summarizes the 2006 fees owed to each non-employee director and the number of shares received in lieu thereof:

	Fees Owed	Shares Issued
Joan Pons Gimbert	$1,500	2,083
Neil Herskowitz	$4,500	6,250
Malcolm Hoenlein	$3,500	4,861
Timothy McInerney	$3,500	4,861
Richard Steinhart	$4,000	5,555
Michael Weiser	$3,000	4,166
Total	$20,000	27,776

Item9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Summary terms of non-employee director compensation plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Pharmaceuticals, Inc.

Date: February 5, 2007	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary terms of non-employee director compensation plan.